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                        CONSENT TO BE NAMED AS A DIRECTOR

     I, Martin D. Payson, hereby consent to be a director of Panavision Inc., a Delaware corporation (the "Company"), and to be named as a director in the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission by the Company.


Dated: October 30, 1996            /s/ MARTIN D. PAYSON
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                                       Martin D. Payson